                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                             (Amendment No. ______)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to ss. 240.14a-12

                     PENSECO FINANCIAL SERVICES CORPORATION
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(3) Per unit price or other underlying value of transaction computed pursuant
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    calculated and state how it was determined):
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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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

                     PENSECO FINANCIAL SERVICES CORPORATION
                           150 NORTH WASHINGTON AVENUE
                          SCRANTON, PENNSYLVANIA 18503

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON MAY 5, 2009

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Penseco Financial Services Corporation will be held at 2:00 p.m., local time, on Tuesday, May 5, 2009 at the Hilton Scranton and Conference Center, 100 Adams Avenue, Scranton, Pennsylvania for the following purposes:

      1. To elect four directors of the Class of 2013 to each serve for four-year terms and until their successors are duly elected and qualified and to elect one director to the Class of 2012 to serve for a three-year term or until his successor is duly elected and qualified;

      2. To amend the Company's Bylaws to (i) provide that the number of Company directors shall be fixed from time to time by resolution of the Board of Directors; (ii) eliminate the restriction that the Company's Board of Directors cannot increase the size of the Board by more than two directors in any one year; and (iii) provide that directors appointed to fill a newly created vacancy on the Board of Directors may serve until the remainder of the term to which they are appointed rather than until the next annual meeting of shareholders;

      3. To ratify the selection of McGrail, Merkel, Quinn & Associates as our independent registered public accounting firm for fiscal year 2009; and

      4. To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

      NOTE: The Board of Directors is not aware of any other business to come before the meeting.

      Shareholders of record of the common stock of Penseco Financial Services Corporation at the close of business on February 27, 2009 are entitled to vote at the meeting and any adjournment or postponement of the meeting. A list of shareholders entitled to vote at the annual meeting will be available at our offices at 150 North Washington Avenue, Scranton, Pennsylvania, for a period of five days prior to the annual meeting and will also be available at the annual meeting.


                                    /s/ Craig W. Best

                                    Craig W. Best
                                    President and Chief Executive Officer

April 6, 2009
Scranton, Pennsylvania

      IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                 -----------------------------------------------

                     PENSECO FINANCIAL SERVICES CORPORATION
-------------------------------------------------------------------------------
                                 PROXY STATEMENT
-------------------------------------------------------------------------------

                               GENERAL INFORMATION

      This proxy statement is being furnished in connection with the solicitation of proxies beginning on or about April 6, 2009 by the Board of Directors of Penseco Financial Services Corporation ("Penseco" or the "Company"), a Pennsylvania business corporation headquartered at 150 North Washington Avenue, Scranton, Pennsylvania 18503, to be used at the Company's Annual Meeting of Shareholders.

      Penseco is the holding company for Penn Security Bank and Trust Company (the "Bank").

      The Annual Meeting will be held at the Hilton Scranton and Conference Center, 100 Adams Avenue, Scranton, Pennsylvania on Tuesday, May 5, 2009 at 2:00 p.m., local time.

      We intend to mail this proxy statement and the enclosed proxy card to shareholders of record on or about April 6, 2009.

         IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
              FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 5, 2009

      This proxy statement, the enclosed proxy card and the Company's 2008 Annual Report to Shareholders are available at http://www.cfpproxy.com/6609.
                                               ----------------------------

      On this website, the Company also posts the Company's 2008 Annual Report on Form 10-K, as filed with the U.S. Securities and Exchange Commission, including the Company's 2008 audited consolidated financial statements.

                            INFORMATION ABOUT VOTING

WHO CAN VOTE AT THE MEETING

      You are entitled to vote your Penseco Financial Services Corporation common stock you owned as of the close of business on February 27, 2009. As of the close of business on February 27, 2009, there were 2,148,000 shares of Company common stock outstanding.

OWNERSHIP OF SHARES; ATTENDING THE MEETING

      You may own shares of Penseco in one of the following ways:

      o     Directly in your name as the shareholder of record;

      o Indirectly through a broker, bank or other holder of record in "street name"; or

      o Indirectly in the Penn Security Bank and Trust Company Employee Stock Ownership Plan (the "ESOP").

      If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us or to vote in person at the annual meeting.

      If you hold your shares in street name, your broker, bank or other holder of record is sending these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote by filling out a voting instruction form that accompanies your proxy materials. Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or by the Internet. Please see the voting instruction form provided by your broker, bank or other holder of record that accompanies this proxy statement. If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Penseco common stock held in street name in person at the annual meeting, you must obtain a written proxy in your name from the broker, bank or other holder of record of your shares.

QUORUM AND VOTE REQUIRED

      QUORUM. We will have a quorum present and will be able to conduct the business of the annual meeting if the holders of a majority of the outstanding shares of common stock entitled to vote are present at the meeting, either in person or by proxy.

      VOTES REQUIRED FOR PROPOSALS. At this year's annual meeting, shareholders will elect four directors to each serve for a term of four years and one director to serve for a term of three years. In voting on the election of directors, you may vote in favor of all the nominees for director, withhold votes as to all nominees, or withhold votes as to specific nominees. With respect to the election of directors, you are entitled to one vote for each share you held on the record date, except that you have cumulative voting rights and are entitled to cast in the aggregate a number of votes equal to the number of shares owned multiplied by the number of directors to be elected and to cast such votes for one candidate or to distribute such votes among two or more candidates. Shareholders may exercise their right to cumulative voting by attaching to their proxy card instructions indicating how many votes their proxy should give to each candidate. The candidates receiving the highest number of votes up to the number of directors to be chosen shall be elected. The proxy holders named on the accompanying proxy will vote for the Board's nominees unless the shareholder has withheld his or her vote from some or all of the nominees. The proxy holders may exercise discretionary authority to cumulate votes in the election of directors by distributing the votes they are authorized to cast among the Board's nominees in order to elect the largest possible number of them and, to the extent possible, in order to cast the same number of votes for each Board nominee.

      In voting on the proposal to amend the Company's Bylaws, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To approve the amendment to the Company's Bylaws, the affirmative vote of a majority of the Company's outstanding shares is required. For this proposal, you are entitled to one vote for each share of common stock you held as of the record date.

      In voting on the proposal to ratify the appointment of the independent registered public accounting firm, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To ratify the appointment of the independent registered public accounting firm, the affirmative vote of a majority of the votes represented at the annual meeting is required. For this proposal, you are entitled to one vote for each share of common stock you held as of the record date.

       ROUTINE AND NON-ROUTINE PROPOSALS. The rules of the New York Stock Exchange determine whether proposals presented at shareholder meetings are routine or non-routine. If a proposal is routine, a broker, bank or other entity holding shares for an owner in street name may vote on the proposal without receiving voting instructions from the owner. If a proposal is non-routine, the broker, bank or other holder of record may vote on the proposal only if the owner has provided voting instructions. A broker non-vote occurs when a broker, bank or other entity holding shares for an owner in street name is unable to vote on a particular proposal and has not received voting instructions from the owner. The election of directors, the amendment of the Company's Bylaws and the ratification of the appointment of the independent registered public accounting firm for 2009 are currently considered routine matters.

      HOW WE COUNT VOTES. If you return valid proxy instructions or attend the meeting in person, we will count your shares for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes, if any, also will be counted for purposes of determining the existence of a quorum.

      In the election of directors, votes that are withheld will have no effect on the outcome of the election. In counting votes on the proposal to amend the Company's Bylaws, abstentions will count as a vote against the proposal. In counting votes on the proposal to ratify the appointment of the Company's independent registered public accounting firm for 2009, abstentions will have no effect on the outcome of the proposal.

VOTING BY PROXY

      The Company's Board of Directors is sending you this proxy statement to request that you allow your shares of Company common stock to be represented at the annual meeting by the persons named on the enclosed proxy card. All shares of Company common stock represented at the annual meeting by properly executed and dated proxy cards will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by our Board of Directors.

      The Board of Directors recommends that you vote:

      o     FOR each of the nominees for director;

      o     FOR the amendment of the Company's Bylaws; and

      o FOR the ratification of the appointment of McGrail, Merkel, Quinn & Associates as the Company's independent registered public accounting firm for fiscal year 2009.

      If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named on the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting in order to solicit additional proxies. We do not know of any other matters to be presented at the annual meeting.

      You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy you must either advise the Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy, or attend the meeting and vote your shares in person. Attendance at the annual meeting will not itself constitute revocation of your proxy.

PARTICIPANTS IN THE ESOP

      If you participate in the ESOP, you will receive a single voting instruction card for the ESOP that reflects all shares you may vote under the plan. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The ESOP trustee will not vote shares for which no voting instructions are received.

                              CORPORATE GOVERNANCE

GENERAL

      We periodically review and revise our corporate governance policies and procedures to ensure that we meet the highest standards of ethical conduct, report results with accuracy and transparency and maintain full compliance with the laws, rules and regulations that govern our operations. As part of this periodic corporate governance review, the Board of Directors reviews and adopts best corporate governance policies and practices for the Company.

      The Board of Directors, which is elected by the shareholders, is our ultimate decision-making body, except with respect to those matters reserved to the shareholders. The Board selects our senior management team, which is charged with the conduct of our business. The Board acts as an advisor and counselor to senior management and ultimately monitors its performance.

                         CORPORATE GOVERNANCE GUIDELINES

      Although our common stock is traded on the over-the-counter market and is not presently listed on The Nasdaq Stock Market ("Nasdaq") or on a national securities exchange, and as such is not subject to the corporate governance requirements of Nasdaq, the New York Stock Exchange or otherwise, we firmly believe that sound corporate governance is in the best interests of the Company and our stakeholders, including our shareholders and employees. To that end, the Board of Directors has adopted a corporate governance structure that is modeled upon that required by Nasdaq's listing standards.

      The operation and mission of the Board is embodied in our Board Guidelines on Corporate Governance (the "Guidelines"), a copy of which is posted on our website (www.pennsecurity.com). The Guidelines were adopted by the Board to serve as a framework for its oversight responsibilities. Among other matters, the Guidelines:

      o Reinforce that the mission of the Board of Directors is to represent the shareholders' interests in our success through the Board of Director's active oversight and monitoring of management;

      o Provide that the Board of Directors shall consist of at least a majority of "independent" directors;

      o Confirm that the Board of Directors shall maintain standing committees, including an Audit Committee, Compensation and Benefits Committee, and Nominating and Corporate Governance Committee, and that each of such committees will consist solely of independent directors;

      o Provide for an annual evaluation by the Nominating and Corporate Governance Committee of the performance and procedures of the Board, with the goal of increasing the effectiveness of the Board of Directors; and

      o Provide that the independent members of the Board of Directors shall periodically conduct executive sessions without the presence of any of our employees.

COMMITTEES OF THE BOARD OF DIRECTORS

      The following table identifies our standing committees and their members at December 31, 2008. All members of each committee are independent in accordance with Nasdaq's listing requirements. The Board's Audit, Compensation and Benefits and Nominating and Corporate Governance Committees each operate under a written charter that is approved by the Board of Directors. Each committee reviews and reassesses the adequacy of its charter at least annually. The charters of all three committees are available on our website (www.pennsecurity.com).


                                                                           NOMINATING
                                                                              AND
                                                           COMPENSATION    CORPORATE
                                               AUDIT       AND BENEFITS    GOVERNANCE
             DIRECTOR                        COMMITTEE      COMMITTEE       COMMITTEE
------------------------------------------   ---------     ------------    ----------
Craig W. Best............................
Edwin J. Butler..........................       X *              X
Richard E. Grimm.........................
Russell C. Hazelton......................       X
D. William Hume..........................                                       X *
James G. Keisling........................       X                X
P. Frank Kozik...........................       X                X
Robert W. Naismith.......................                        X *
James B. Nicholas........................                                       X
Emily S. Perry...........................                        X              X
Sandra C. Phillips.......................                                       X
Otto P. Robinson, Jr. ...................
Steven L. Weinberger.....................       X                               X

Number of Meetings in 2008...............       7               16              2

------------------
* Denotes Chairperson

      AUDIT COMMITTEE. The Audit Committee assists the Board in undertaking and fulfilling its oversight responsibilities in connection with: (i) reviewing the financial reports and other financial information we prepare for submission to any governmental or regulatory body or the public and monitoring the integrity of such financial reports; (ii) reviewing our systems of internal controls established for finance, accounting, legal compliance and ethics; (iii) reviewing our accounting and financial reporting processes generally and the audits of our financial statements; (iv) monitoring compliance with legal regulatory requirements; (v) monitoring the independence and performance of our independent registered public accounting firm; and (vi) providing for effective communication between the Board, our senior and financial management and our independent registered public accounting firm.

      The Board of Directors has determined that the Audit Committee does not have an "audit committee financial expert" as that term is defined in the Securities and Exchange Commission's rules and regulations. However, the Board believes that each of the members of the Audit Committee has demonstrated that he is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. Because the Board believes that the current members of the Audit Committee are qualified to carry out all of the duties and responsibilities of our Audit Committee, the Board does not believe that it is necessary at this time to actively search for an outside person to serve on the Board who would qualify as an audit committee financial expert.

      COMPENSATION AND BENEFITS COMMITTEE. The Compensation and Benefits Committee is responsible for: (i) reviewing and approving compensation policies and practices for our executive officers; (ii) coordinating the Board of Director's role in establishing performance criteria for executive officers and evaluating their performance annually; (iii) reviewing and recommending to the Board of Directors the annual salary, bonus, stock options and other benefits for our executive officers, including the President and Chief Executive Officer; and (iv) reviewing and recommending to the Board of Directors new executive compensation programs and reviewing annually the operation of our executive compensation programs to determine whether they are properly coordinated and achieving their intended purpose.

      NOMINATING AND CORPORATE GOVERNANCE COMMITTEE. The Nominating and Corporate Governance Committee oversees all aspects of our corporate governance functions, including (i) recommending, for the Board of Director's selection, nominees for director; (ii) identifying qualified individuals to become members of the Board of Directors; and (iii) assisting the Board of Directors in determining the composition of the Board of Directors and its committees.

DIRECTOR COMPENSATION

      The Company's outside directors are compensated through a combination of retainers and meeting fees. Directors who are also employees of the Company or Bank do not receive additional compensation for their service on the Board of Directors. The level and mix of director compensation are reviewed by the Compensation and Benefits Committee on a periodic basis to ensure consistency with the objectives of the Company's overall compensation philosophy. The following table sets forth information concerning the compensation received by individuals who served as non-employee directors during the year ended December 31, 2008. During 2008, directors did not receive any perquisites.


                                FEES EARNED OR         ALL OTHER
            NAME                PAID IN CASH ($)    COMPENSATION ($)      TOTAL ($)
------------------------------  -----------------  ------------------  --------------
Edwin J. Butler............     $   49,150          $      --           $   49,150
Russell C. Hazelton........         34,100                 --               34,100
D. William Hume............         48,700                 --               48,700
James G. Keisling..........         46,600                 --               46,600
P. Frank Kozik.............         37,500                 --               37,500
Robert W. Naismith, Ph.D...         40,100                 --               40,100
James B. Nicholas..........         41,500                 --               41,500
Emily  S. Perry............         43,700                 --               43,700
Sandra C. Phillips.........         35,700                 --               35,700
Otto P. Robinson, Jr.......         48,100             24,000 (1)           72,100
Steven L. Weinberger.......         33,800                 --               33,800

----------------------
(1) Represents a retainer received in 2008 for services as General Counsel for the Company and the Bank.

      Cash Retainer and Meeting Fees for Non-Employee Directors. The following table sets forth the applicable retainers and fees that will be paid to our non-employee directors for their service on our Board of Directors during 2009.

       Annual Retainer........................................  $  15,000

       Fee per Board Meeting: (1)
           Regular Meeting....................................      1,000
           Special Meeting....................................      1,000

       Fee per Committee Meeting (2)..........................        350
       ----------------------
       (1) The Chairman of the Board receives a fee of $1,250 per Board meeting.
       (2) The Chairman of the Audit Committee receives a fee of $550 per Committee meeting and the Chairman of the Compensation and Benefits Committee and the Chairman of the Nominating and Governance Committee each receive a fee of $450 per Committee meeting.

MEETINGS OF THE BOARD OF DIRECTORS

      During 2008, the Board of Directors held 16 regular meetings. Each of the directors attended at least 75% of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he or she served.

DIRECTOR ATTENDANCE AT THE ANNUAL MEETING

      We expect our directors to attend annual meetings of shareholders. All directors attended the 2008 Annual Meeting of Shareholders.

EMPLOYEE CODE OF ETHICS

      To aid in its oversight of our management and employees, the Board of Directors has adopted a Code of Ethical Conduct applicable to all of our employees, including our principal executive officer and principal accounting officer, and the employees of the Bank, our wholly owned subsidiary. The Code of Ethical Conduct is designed to enumerate the expectations of the Board of Directors for the conduct of our employees in carrying out our mission. The Code of Ethical Conduct requires that such individuals carry out their jobs in an honest and ethical manner, in compliance with laws, avoiding conflicts of interest, while implementing and maintaining our public communication and disclosure reporting systems. A copy of the Code of Ethical Conduct is posted on our website (www.pennsecurity.com).

      In addition to the compliance reporting mechanisms set forth in the Code of Ethical Conduct, the Audit Committee of the Board has also implemented procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls and auditing matters, including a mechanism for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

                                 STOCK OWNERSHIP

      No shareholder owns of record or is known by the Board of Directors to be the beneficial owner of more than 5% of our outstanding common stock.

      The following table sets forth the information concerning the number of shares of Company common stock beneficially owned as of February 27, 2009 by each director or nominee for director, by the executive officers named in the Summary Compensation Table set forth elsewhere herein and by all directors, nominees for director and executive officers as a group. To the Company's knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite his or her name.


                                             AMOUNT AND
                                              NATURE OF
                                             BENEFICIAL            PERCENT OF
                                              OWNERSHIP           COMMON STOCK
               NAME                              (1)             OUTSTANDING(2)
---------------------------------            ------------        ---------------

Craig W. Best....................             2,668  (3)                *
Edwin J. Butler..................            21,356  (4)                *
Stanley H. Cohen.................               466  (5)                *
Richard E. Grimm.................             2,728  (6)                *
Russell C. Hazelton..............            14,876  (7)                *
D. William Hume..................             5,260  (8)                *
James G. Keisling................            30,717  (9)               1.4
Andrew A. Kettel, Jr.............             3,428 (10)                *
P. Frank Kozik...................            21,004 (11)                *
Robert W. Naismith...............            32,817 (12)               1.5
James B. Nicholas................             9,550 (13)                *
Emily S. Perry...................             2,690 (14)                *
Sandra C. Phillips...............            74,460 (15)               3.5
Otto P. Robinson, Jr.............            65,586 (16)               3.4
Patrick Scanlon..................             2,409 (17)                *
Steven L. Weinberger.............             1,800 (18)                *
Joseph G. Cesare, M.D............                -- (19)                *
Robert J. Mellow.................                -- (19)                *

All Directors and Executive
Officers as a Group
(24 individuals).................           298,115                   13.9%

------------------------
* Less than 1% of the outstanding shares of Common Stock or less than 1% of the voting power.
(1) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities as to which the individual has, or shares, voting or investment power or has the right to acquire beneficial ownership of within 60 days after February 27, 2009. Beneficial ownership may be disclaimed as to certain of the securities.
(2) Based on 2,148,000 shares of Company common stock outstanding and entitled to vote as of the close of business on February 27, 2009.
(3) Includes 2,500 shares held in trust accounts and 167 shares held by Penn Security Bank and Trust Company under its Employee Stock Ownership Plan in which Mr. Best has a non-vested interest.
(4)  Includes 1,721 shares in a self-directed IRA.
(5) Includes 70 shares owned by Mr. Cohen's wife and 40 shares held by Penn Security Bank and Trust Company under its Employee Stock Ownership Plan in which Mr. Cohen has a non-vested interest
(6) Includes 780 shares owned jointly by Mr. Grimm and his wife and 1,944 shares held by Penn Security Bank and Trust Company under its Employee Stock Ownership Plan in which Mr. Grimm has a vested interest.

(7) Includes 8,724 shares owned jointly by Mr. Hazelton and his wife, 800 shares owned by Mr. Hazelton's wife and 960 shares in a self-directed IRA.
(8) Includes 1,989 shares owned jointly by Mr. Hume and his wife, 100 shares in a self-directed IRA owned by Mr. Hume's wife and 3,171 shares in a self-directed IRA.
(9) Includes 1,400 shares owned jointly by Mr. Keisling and his wife, 2,100 shares owned by Mr. Keisling's wife, 15,544 shares in a self-directed IRA and 10,973 shares held in a custodial account.
(10) Includes 240 shares owned jointly by Mr. Kettel, his brother and his father and 3,181 shares held by Penn Security Bank and Trust Company under its Employee Stock Ownership Plan in which Mr. Kettel has a vested interest.
(11) Includes 14,596 shares owned jointly by Mr. Kozik and his wife, 2,400 shares in a self-directed IRA and 3,888 shares held jointly with his brother.
(12) Includes 19,500 shares owned jointly by Dr. Naismith and his wife, 300 shares held by Dr. Naismith's wife and 13,017 shares in self-directed IRA.
(13) Includes 1,150 shares owned by Mr. Nicholas's mother, for which Mr. Nicholas has power-of-attorney, 5,300 shares in a self-directed IRA, 600 shares owned by Mr. Nicholas's wife and 2,500 shares held in trust accounts.
(14) Includes 1,480 shares owned jointly by Mrs. Perry, her husband and her children and 790 shares in a self-directed IRA.
(15) These shares are held in trust accounts.
(16) Includes 9,456 shares owned jointly by Mr. Robinson and his wife and 2,888 shares owned by Mr. Robinson's wife and children.
(17) These shares are held by Penn Security Bank and Trust Company under its Employee Stock Ownership Plan in which Mr. Scanlon has a vested interest.
(18) Includes 750 shares held in trust accounts and 950 shares in a self-directed IRA.
(19) Dr. Cesare and Mr. Mellow are former directors of Old Forge Bank who were appointed to the Board of Directors of the Company on April 1, 2009 in connection with the Company's acquisition of Old Forge Bank. Neither
     Dr. Cesare nor Mr. Mellow owned any shares of Company common stock as of the February 27, 2009 record date.

                      ITEMS TO BE VOTED ON BY SHAREHOLDERS

PROPOSAL 1 -- ELECTION OF DIRECTORS

      The Company's Board of Directors currently consists of fifteen members. During the fiscal year ended December 31, 2008, the Company's Board of Directors consisted of thirteen members. However, effective April 1, , 2009, the Company appointed Joseph G. Cesare, M.D. and Robert J. Mellow to its Board of Directors in connection with its acquisition of Old Forge Bank, thus increasing the size of the Board from thirteen to fifteen. Dr. Cesare and Mr. Mellow are former directors of Old Forge Bank. For more information relating to the changes to the Company's Board of Directors in connection with the Company's acquisition of Old Forge Bank, see "Item 2--Amendment of Bylaws."

      All of the Company's directors are independent under the listing standards of the Nasdaq Stock Market, except for Craig W. Best, Otto P. Robinson, Jr. and Richard E. Grimm. The Board is divided into four classes, as nearly equal in number as possible, and identified by the year in which the term of such class expires, i.e., the Class of 2009, the Class of 2010, the Class of 2011 and the Class of 2012. The Class of 2013 directors elected at this annual meeting will serve for four-year terms. The Classes of 2010, 2011 and 2012 will continue to serve for one year, two years and three years, respectively, in order to complete their four-year terms.

      The Board of Directors has fixed the number of directors in the Class of 2013 at four and has nominated Richard E. Grimm, James B. Nicholas, Sandra C. Phillips and Robert J. Mellow for election as Class of 2013 directors to hold office for four-year terms to expire at the 2013 Annual Meeting of Shareholders or when their successors are duly elected and qualified. The Board of Directors has also nominated Joseph G. Cesare for election as a director for the Class of 2012 to hold office for a three-year term to expire at the 2012 Annual Meeting of Shareholders or when his successor is duly elected and qualified. All of the Board's nominees are currently members of our Board of Directors.

      Unless you indicate on your proxy card that your shares should not be voted for certain nominees, the Board of Directors intends that the proxies solicited by it will be voted for the election of all of the Board's nominees. If any nominee is unable to serve, the persons named on the proxy card would vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board may adopt a resolution to reduce the size of the Board. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF ITS NOMINEES.

      Information regarding the Board of Directors' nominees and the directors continuing in office is provided below.

                       NOMINEES FOR ELECTION OF DIRECTORS
-------------------------------------------------------------------------------------------
                                                                              DIRECTORSHIP
                         AGE AS                                                 OF OTHER
                           OF         PRINCIPAL OCCUPATION         DIRECTOR     PUBLIC
NAME                   2/27/2009      FOR PAST FIVE YEARS           SINCE      COMPANIES
-------------------------------------------------------------------------------------------
Richard E. Grimm          61        Executive Vice-President         1994        None
                                    and Treasurer.  Mr. Grimm
                                    has served the Bank as
                                    Executive Vice-President
                                    and Cashier since 1994.
-------------------------------------------------------------------------------------------
James B. Nicholas         57        Mr. Nicholas is President        1981        None
                                    of D.G. Nicholas Co.,
                                    Scranton, PA, a wholesale
                                    auto parts company
-------------------------------------------------------------------------------------------
Sandra C. Phillips        66        Ms. Phillips has served on       1994        None
                                    the Abington Advisory Board
                                    of Penn Security Bank and Trust
                                    Company since 1984. She is
                                    active in various community
                                    associations and organizations.
-------------------------------------------------------------------------------------------

                                       10

                       NOMINEES FOR ELECTION OF DIRECTORS
-------------------------------------------------------------------------------------------
                                                                              DIRECTORSHIP
                         AGE AS                                                 OF OTHER
                           OF         PRINCIPAL OCCUPATION         DIRECTOR     PUBLIC
NAME                   2/27/2009      FOR PAST FIVE YEARS           SINCE      COMPANIES
-------------------------------------------------------------------------------------------
Joseph G. Cesare, M.D.    71        Dr. Cesare is an orthopedic      2009        None
                                    surgeon in Scranton,
                                    Pennsylvania. He is President
                                    of Scranton Orthopedic
                                    Specialists and Medical Arts
                                    Realty.
-------------------------------------------------------------------------------------------
Robert J. Mellow          66        Mr. Mellow is a State            2009        None
                                    Senator for the
                                    Commonwealth of
                                    Pennsylvania. He is also
                                    a licensed accountant and
                                    insurance broker.
-------------------------------------------------------------------------------------------


                         DIRECTORS CONTINUING IN OFFICE


------------------------------------------------------------------------------------------------------------------
                                                                              TERM EXPIRES AT
                         AGE AS                                                ANNUAL MEETING     DIRECTORSHIP OF
                           OF         PRINCIPAL OCCUPATION         DIRECTOR    OF SHAREHOLDERS      OTHER PUBLIC
NAME                   2/27/2009      FOR PAST FIVE YEARS           SINCE      TO BE HELD IN          COMPANIES
------------------------------------------------------------------------------------------------------------------
Craig W. Best             48        President and Chief              2006           2010                 None
                                    Executive Officer.
                                    Previously, Mr. Best
                                    was Chief Operating
                                    Officer of First
                                    Commonwealth Bank, a
                                    $6.2 billion financial
                                    services institution
                                    headquartered in
                                    Indiana, PA.
------------------------------------------------------------------------------------------------------------------
D. William Hume            82       Chairman of the Board            1991           2010                 None
                                    of Directors. Mr. Hume
                                    retired in January 1999
                                    and was Senior Vice-President
                                    and Assistant Secretary of
                                    the Bank at that time.
------------------------------------------------------------------------------------------------------------------
James G. Keisling         61        Mr. Keisling is Treasurer of     1984           2010                 None
                                    Northeast Architectural
                                    Products, Inc., manufacturers
                                    of hardscape masonry products.
                                    Mr. Keisling was formerly
                                    Chairman of the Board of CPG
                                    International, Inc. and Vycom
                                    Corp., manufacturers of
                                    plastic sheets products.
------------------------------------------------------------------------------------------------------------------
Otto P. Robinson, Jr.     70        Mr. Robinson retired as of       1967           2011                 None
                                    January 2, 2006 and was
                                    President, Chief Executive
                                    Officer and General Counsel
                                    of the Bank at the time. Mr.
                                    Robinson serves as General
                                    Counsel to the Bank (excluding
                                    corporate governance affairs)
                                    and continues his private
                                    practice of law.
------------------------------------------------------------------------------------------------------------------
Edwin J. Butler           82        Mr. Butler retired in            1977           2011                 None
                                    September 1991 and
                                    was Executive
                                    Vice-President and
                                    Cashier of the Bank
                                    at that time.
------------------------------------------------------------------------------------------------------------------
P. Frank Kozik            69        Secretary.  Mr. Kozik            1981           2011                 None
                                    is President and
                                    Chief Executive
                                    Officer of Scranton
                                    Craftsmen, Inc.,
                                    Throop, PA, a
                                    corporation dealing in
                                    miscellaneous iron, pre-cast
                                    concrete products and
                                    ready mixed concrete.

Steven L. Weinberger      61        Mr. Weinberger is President      1999           2011                 None
                                    of G. Weinberger Company, Old
                                    Forge, PA, a mechanical
                                    contractor specializing in
                                    commercial and industrial
                                    construction.
------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
                                                                              TERM EXPIRES AT
                         AGE AS                                                ANNUAL MEETING     DIRECTORSHIP OF
                           OF         PRINCIPAL OCCUPATION         DIRECTOR    OF SHAREHOLDERS      OTHER PUBLIC
NAME                   2/27/2009      FOR PAST FIVE YEARS           SINCE      TO BE HELD IN          COMPANIES
------------------------------------------------------------------------------------------------------------------
Russell C. Hazelton       74        Mr. Hazelton is a retired        1977           2012                 None
                                    Captain for TransWorld
                                    Airlines.
------------------------------------------------------------------------------------------------------------------
Robert W. Naismith, Ph.D. 64        Dr. Naismith has served as       1988           2012                 None
                                    Chairman and Chief Executive
                                    Officer of Roosevelt Capital
                                    Partners, LLC since January
                                    2008. Prior to that time,
                                    Dr. Naismith was Chairman
                                    and Chief Executive Officer
                                    of Life Science Analytics, Inc.
------------------------------------------------------------------------------------------------------------------
Emily S. Perrry           69        Ms. Perry is a retired           1983           2012                 None
                                    Insurance Account Executive
                                    and a community volunteer.
------------------------------------------------------------------------------------------------------------------

PROPOSAL 2 -- AMENDMENT OF BYLAWS

      In connection with Company's acquisition of Old Forge Bank, the Company's Board of Directors has unanimously approved, declared advisable and recommended to shareholders the adoption of certain amendments to the Company's Bylaws to
(i) provide that the number of Company directors shall be fixed from time to time by resolution of the Board of Directors; (ii) eliminate the restriction that the Company's Board of Directors cannot increase the size of the Board by more than two directors in any one year; and (iii) provide that directors appointed to fill a newly created vacancy on the Board of Directors may serve until the remainder of the term to which they are appointed rather than until the next annual meeting of shareholders.

      THE BOARD OF DIRECTORS BELIEVES THAT THE ADOPTION OF THE PROPOSED AMENDMENTS IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE PROPOSED AMENDMENTS.

      PROPOSED AMENDMENTS. Currently, Article III, Sections 3.1 and 3.3 of the Company's Bylaws read in their entirety as follows:

            Section 3.1. The business of the Corporation shall be managed by a
            -----------
            Board of Directors not less than five or more than fifteen in number. There shall be four classes of Directors, each class shall be as nearly equal in number as possible. At the initial meeting of shareholders, the exact number of Directors for each class shall be fixed by resolution of the shareholders. Directors of the first class will be elected to serve until the first annual meeting. Directors of the second class shall be elected to serve until the second annual meeting. Directors of the third class shall be elected to serve until the third annual meeting. Directors of the fourth class shall be elected to serve until the fourth annual meeting. At the first annual meeting of the shareholders and at each annual meeting held thereafter, the number of Directors of the class whose terms are to expire shall be elected to serve for a period of four years. The Board may increase the number of Directors by not more than two in any one year.

            Changes in this provision (providing for classes and staggered terms for Directors) shall require the affirmative vote of 3/4ths of the outstanding shares of the Corporation.

            Section 3.3. Vacancies on the Board of Directors caused by the
            -----------
            death, resignation, disqualification or otherwise, of any Director who was previously duly elected and qualified, or vacancies resulting from an increase in the number of Directors, may be filled by the remaining members of the Board, though less than a quorum, and each person so elected shall be a Director until the expiration of the term of the Director who proceeded such person, if applicable, or, if such person was elected to fill a vacancy resulting from an increase in the number of Directors, until his successor is elected by the shareholders and has qualified. Failure of the shareholders to make such election by the next annual meeting shall result in a reduction in the number of directors of that class.

      The proposed amendments would revise Article III, Sections 3.1 and 3.3 of the Company's Bylaws to read in their entirety as follows:

            Section 3.1. The business of the Corporation shall be managed by a
            -----------
            Board of Directors. The number of the Corporation's Directors shall be fixed from time to time by resolution of the Board of Directors. There shall be four classes of Directors, each class shall be as nearly equal in number as possible. At each annual meeting of shareholders, the number of Directors of the class whose terms are to expire shall be elected to serve for a period of four years.

            Changes in this provision (providing for classes and staggered terms for Directors) shall require the affirmative vote of 3/4ths of the outstanding shares of the Corporation.

            Section 3.3. Vacancies on the Board of Directors caused by the
            -----------
            death, resignation, disqualification or otherwise, of any Director who was previously duly elected and qualified, or vacancies resulting from an increase in the number of Directors, may be filled by the remaining members of the Board, though less than a quorum, and each person so elected shall hold office for a term expiring at the annual meeting of shareholders at which the term of office of the class for which such person has been chosen expires, and until his successor has been selected and qualified.

      REASONS FOR THE PROPOSED AMENDMENTS. The Agreement and Plan of Merger (the "Merger Agreement"), dated December 5, 2008, by and among the Company, the Bank and Old Forge Bank provides that the Company shall cause the number of directors constituting its entire Board of Directors to be increased to sixteen members following the Company's acquisition of Old Forge Bank, and shall take all actions necessary to cause three Old Forge Bank directors to be appointed to the Company's Board of Directors. On March 24, 2009, in connection with the acquisition of Old Forge Bank, the Board of Directors of the Company increased the number of the Company's directors from thirteen to fifteen and, effective April 1, 2009, appointed Joseph G. Cesare, M.D. and Robert J. Mellow, each a former director of Old Forge Bank, to the Company's Board of Directors. Mr. Mellow was appointed to the class of directors whose terms expire in 2013 and Dr. Cesare was appointed to the class of directors whose terms expire in 2012. Both Dr. Cesare and Mr. Mellow have been nominated for election at this meeting.

      In the event that this proposal is approved by shareholders, the Company's Board of Directors intends to adopt a resolution fixing the size of the Board of Directors at sixteen members. Pursuant to the terms of the Merger Agreement, upon the adoption of such a resolution, the Company intends to appoint Jerry J. Weinberger, a former director of Old Forge Bank, to the Company's Board of Directors to fill the vacancy created by the increase in the size of the Board. Mr. Weinberger, age 63, is President of the law firm of Nogi, Appleton, Weinberger & Wren, P.C. in Scranton, Pennsylvania. It is currently anticipated that Mr. Weinberger would be appointed to the class of Company directors whose terms expire in 2011.

      Aside from the Old Forge Bank acquisition, the Company believes that proposed amendments to the Bylaws will also give the Board of Directors the flexibility to increase the size of the Board of Directors to meet any identified needs of the Company in the future. In particular, the Board of Directors believes that it is desirable to have the flexibility to increase the size of the Board in the future to allow for appointments of additional directors who possess skills and abilities that would benefit the Company, its shareholders and the Board of Directors in overseeing the business of the Company. Pennsylvania law does not require that the number of directors be set forth in the Bylaws. Allowing the Board to set the number of Board members by resolution gives the Board the flexibility to appoint new directors without having to amend the Bylaws of the Company each time a new director is appointed.

      REQUIRED VOTE AND EFFECTIVENESS. The proposed amendments to the Company's Bylaws set forth above must be approved by the affirmative vote of a majority of the Company's outstanding shares and will become effective immediately upon shareholder approval at the annual meeting.

PROPOSAL 3 -- RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      The Audit Committee of the Board of Directors has appointed McGrail, Merkel, Quinn & Associates, as our independent registered public accounting firm for 2009. McGrail, Merkel, Quinn & Associates has served as our independent registered public accounting firm for 2008. Representatives of the firm are expected to be present at the annual meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF MCGRAIL, MERKEL, QUINN & ASSOCIATES AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2009.

      AUDIT FEES. The following table sets forth the fees billed to us for the fiscal years ending December 31, 2008 and 2007, respectively, by McGrail, Merkel, Quinn & Associates.

                             Year Ended December 31,
                               2008          2007
                            ------------  ------------

Audit Fees (1)..........     $138,500      $123,000
Audit-Related Fees (2)..       25,500        23,000
Tax Fees (3)............       10,500        10,000
All Other Fees (4)......       12,000            --
                             --------      --------
Total...................     $186,500      $156,500
                             ========      ========

----------------
(1) Audit fees consist of fees for professional services rendered for the audit of our financial statements and review of financial statements included in our quarterly reports and services normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.
(2) Audit-related fees consist of fees for audits of employee benefit plans and student loans.
(3) Tax fees consist of compliance fees for the preparation of original tax returns. Tax service fees also include fees relating to other tax advice, tax consulting and planning.
(4) All other fees consist of management services fees related to the review of the Company's accounting treatment of the impact of the VISA covered litigation and the Company's pension curtailment.

      POLICY ON PRE-APPROVAL OF SERVICES BY THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. The Audit Committee has adopted policies and procedures relating to the approval of audit, audit-related, tax services and other services to be performed by our independent registered public accounting firm. Pursuant to these policies, all services to be performed by our independent registered public accounting firm must be approved by the Audit Committee in advance. During the year ended December 31, 2008, all audit and non-audit services were approved, in advance, by the Audit Committee in compliance with these procedures.

                            REPORT OF AUDIT COMMITTEE

      The Audit Committee has reviewed Penseco's audited financial statements as of and for the year ended December 31, 2008, and met separately with management and McGrail, Merkel, Quinn & Associates, independent registered public accountants, to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

      Management has primary responsibility for Penseco's financial statements and the overall reporting process, including Penseco's system of internal controls. The independent registered public accountants audit the annual financial statements prepared by management, express an opinion as to whether those financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of Penseco in conformity with accounting principles generally accepted in the United States of America and discuss with us their independence and any other matters they are required to discuss with us or that they believe should be raised with us.

      The Audit Committee has received from and discussed with McGrail, Merkel, Quinn & Associates the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee) as adopted by the Public Company Accounting Oversight Board in Rule 3600T. These items relate to the firm's independence from the Company and its management. The Audit Committee also discussed with McGrail, Merkel, Quinn & Associates any matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section
380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

      Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors, and that Board has approved, that the audited financial statements be included in Penseco's Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission. The Audit Committee has also approved the selection of the Company's independent registered public accounting firm for the fiscal year ending December 31, 2009.

    MEMBERS OF THE AUDIT COMMITTEE OF PENSECO FINANCIAL SERVICES CORPORATION

                            Edwin J. Butler, Chairman
                               Russell C. Hazelton
                                James G. Keisling
                                 P. Frank Kozik
                              Steven L. Weinberger

                      COMPENSATION DISCUSSION AND ANALYSIS

OUR COMPENSATION PHILOSOPHY

      Our compensation philosophy starts from the premise that the success of Penseco Financial Services Corporation depends, in large part, on the dedication and commitment of the people we place in key operating positions to drive our business strategy. We strive to satisfy the demands of our business model by providing our management team with incentives tied to the successful implementation of our corporate objectives. However, we recognize that the Company operates in a competitive environment for talent. Therefore, our approach to compensation considers the full range of compensation techniques that enable us to compare favorably with our peers as we week to attract and retain key personnel.

      We base our compensation decisions on the following principles:

      o Meeting the Demands of the Market - Our goal is to compensate our employees at competitive levels that position us as the employer of choice among our peers who provide similar financial services in the markets we serve.

      o Driving Performance - We will structure compensation around the attainment of company-wide, business unit and individual targets that return positive results to our bottom line.

      o Reflecting our Business Philosophy - Our approach to compensation reflects our values and the way we do business in the communities we serve.

      Our compensation program currently relies on three primary elements: (i) base compensation or salary; (ii) discretionary cash-based, short-term incentive compensation; and (iii) long-term incentive compensation pursuant to our 2008 Long-Term Incentive Plan. We believe that we can meet the objectives of our compensation philosophy by achieving a balance among these elements that is competitive with our industry peers and creates appropriate incentives for our management team. To achieve the necessary balance, the Compensation and Benefits Committee of our Board of Directors has consulted with Robert Jones, an independent compensation consultant, as well as reviewed survey data for peer institutions to help us benchmark our compensation program and our financial performance to our peers. See "Role of Compensation Consultant" and "Peer Group Analysis."

      BASE COMPENSATION. The salaries of our named executive officers are reviewed at least annually to assess our competitive position and make any necessary adjustments. Our goal is to maintain salary levels for our named executive officers at a level consistent with base pay received by those in comparable positions at our peers. To further that goal, we obtain peer group information from a variety of sources. See "Peer Group Analysis." We also evaluate salary levels at the time of promotion or other change in responsibilities or as a result of specific commitments we made when a specific officer was hired. Individual performance and retention risk are also considered as part of our annual assessment.

      CASH-BASED INCENTIVE COMPENSATION. The Compensation and Benefits Committee of the Board of Directors authorizes discretionary bonuses for our named executive officers based on the terms of our cash-based incentive program which rewards the attainment of annual company-wide financial objectives at specified levels in the areas of core earnings, revenue, efficiency, growth and asset quality and individual performance relative to the specific tasks we expect an employee to accomplish during the year. Our objective is to drive annual performance at both the company and individual levels to the highest attainable levels by establishing thresholds tied to incentive awards.

      LONG-TERM INCENTIVE COMPENSATION. The Compensation and Benefits Committee authorizes equity awards under our 2008 Long-Term Incentive Plan. We believe that incentives and stock-based awards will focus employees on the dual objectives of creating shareholder value and promoting our success, and the 2008 Long-Term Incentive Plan will help to attract, retain and motivate valued employees and directors. As of December 31, 2008, no awards had been made under the 2008 Long-Tern Incentive Plan.

ROLE OF THE COMPENSATION AND BENEFITS COMMITTEE

      We rely on the Compensation and Benefits Committee to develop our executive compensation program and to monitor the success of the program in achieving the objectives of our compensation philosophy. The Committee, which consists of five independent directors, is also responsible for the administration of our compensation programs and policies, including the administration of our cash- and stock-based incentive programs as well as our tax-qualified plans. The Committee reviews and approves all compensation decisions relating to our officers. The compensation of our Chief Executive Officer and the other named executive officers are set by the Committee. The Chief Executive Officer attends the Compensation and Benefits Committee meetings at the invitation of the Committee. The Chief Executive Officer does not participate in any discussions on his own compensation and does not vote on matters presented in the Committee. The Committee operates under the mandate of a formal charter that establishes a framework for the fulfillment of the Committee's responsibilities. A copy of the charter of the Compensation and Benefits Committee is posted on our website (www.pennsecurity.com). The Committee reviews the charter at least annually to ensure that the scope of the charter is consistent with the Committee's expected role. Under the charter, the Committee is charged with general responsibility for the oversight and administration of our compensation program. During 2008, the Compensation and Benefits Committee met 16 times. The members of the Committee are Edwin J. Butler, James G. Keisling, P. Frank Kozik, Robert W. Naismith and Emily S. Perry, each of whom is independent under Nasdaq listing standards.

ROLE OF COMPENSATION CONSULTANTS

      Our Compensation and Benefits Committee has worked with Robert Jones, an independent consultant, to help us benchmark our compensation program against our peers and to ensure that our program is consistent with prevailing practice in our industry. We paid Mr. Jones $108,051 in the aggregate for his services during the 2008 fiscal year.

ROLE OF MANAGEMENT

      Our Chief Executive Officer makes recommendations to the Compensation and Benefits Committee from time to time regarding the appropriate mix and level of compensation for his subordinates. Those recommendations consider the objectives of our compensation philosophy and the range of compensation programs authorized by the Compensation and Benefits Committee. Our Chief Executive Officer does not participate in Committee discussions or the review of Committee documents relating to the determination of his own compensation.

PEER GROUP ANALYSIS

      A critical element of our compensation philosophy and a key driver of specific compensation decisions for our management team is the comparative analysis of our compensation mix and levels relative to a peer group of publicly traded banks and thrifts. We firmly believe that the cornerstone of our compensation program is the maintenance of competitive compensation program relative to the companies with whom we compete for talent. In 2008, our peer group was selected with the assistance of our compensation consultant on the basis of several factors, including geographic location, size, operating characteristics, and financial performance.

SEVERANCE AND CHANGE IN CONTROL BENEFITS

      We recognize that an important consideration in our ability to attract and retain key personnel is our ability to minimize the impact on our management team of the possible disruption associated with our analysis of strategic opportunities. Accordingly, we believe that it is in the best interest of Penseco and its shareholders to provide our key personnel with reasonable financial arrangements in the event of termination of employment following a change in control or involuntary termination of employment for reasons other than cause. Our Chief Executive Officer, who has an employment agreement, has a provision in his agreement that provides for certain benefits in the event of voluntary or involuntary termination following a change in control. These provisions are described in the "Other Potential Post-Termination Benefits" section below. In addition, the employment agreement contains provisions which provide for certain severance benefits in the event we terminate the Chief Executive Officer's employment for reasons other than cause. These provisions are also described in "Employment Agreement" along with estimates of the severance and change in control benefits provided to the Chief Executive Officer.

RETIREMENT BENEFITS; EMPLOYEE WELFARE BENEFITS

      During 2008, we offered our employees tax-qualified retirement plans. Our primary retirement benefit vehicles are (i) a Defined Benefit Pension Plan, (ii) a 401(k) Profit Sharing Plan, and (iii) an Employee Stock Ownership Plan that allows participants to accumulate a retirement benefit in employer stock at no cost to the participants. The pension plan was amended as of June 22, 2008 at which time benefit accruals ceased in accordance with Section 204(h) of the Employee Retirement Income Security Act of 1974 ("ERISA"). At the same time, the 401(k) Profit Sharing Plan was established.

      We also provide our Chief Executive Officer with an Excess Benefit Plan, originally effective January 3, 2006, and amended and restated on December 31, 2008 effective January 3, 2006. This plan provides Mr. Best with additional benefits in excess of those accrued in the 401(k) Profit Sharing Plan due to the limit on compensation contained in Section 401(a)(17) of the Internal Revenue Code (the "Code"). We believe that this benefit is consistent with the benefits provided to similarly-situated officers of institutions in our peer group.

      In addition to retirement programs, we provide our employees with coverage under medical, dental, vision, life insurance and disability plans on terms consistent with industry practice.

PERQUISITES

      We provide certain of our officers, including our Chief Executive Officer, with perquisites similar to those provided to executives employed by our peers. The perquisites are intended to further the officers' abilities to promote the business interests of the Company in our markets and to reflect competitive practices for similarly situated officers employed by our peers.

DIRECTOR COMPENSATION

      Our outside directors are compensated through a combination of retainers and meeting fees. Directors who are also employees of the Company do not receive additional compensation for service on the Board. The level and mix of director compensation is revised by the Compensation and Benefits Committee on a periodic basis to ensure consistency with the objectives of our overall compensation philosophy. See "Corporate Governance--Director Compensation."

OUR 2008 COMPENSATION PROGRAM

SALARY LEVELS AND ADJUSTMENTS

      The base salaries paid to our named executive officers are set forth below in the Summary Compensation Table. We believe that the base salaries paid to our executive officers during 2008 achieves our executive compensation objectives, compares favorably to our peer group and is within our target of providing a base salary at the market median.

      In January 2009, adjustments to our executive base salaries were made based on an analysis of current market pay levels of peer companies and in published surveys. In addition to the pay levels of our peer group, factors taken into account in making any changes for 2009 included the contributions made by the executive officer, the performance of the executive officer, the role and responsibilities of the executive officer and the relationship of the executive officer's base pay to the base salary of our other executives. The Committee adjusted base salaries for 2009 by an average of 2%, which places senior management, as a group, within the peer group median.

BONUS AWARDS

      Subject to the final approval of the Bank's full Board of Directors, the Compensation and Benefits Committee authorized bank-wide cash bonuses. The Committee determined the bonus of the Chief Executive Officer. The Committee, based on recommendations of the Chief Executive Officer, determined the bonuses of the other members of senior management. All bonuses for 2008 were approved and paid in March 2009.

STOCK APPRECIATION RIGHTS

      On February 29, 2008, the Compensation and Benefits Committee of the Board of Directors awarded 8,500 stock appreciation rights to our Chief Executive Officer, which vest annually at a rate of 1,700 per year over a five-year period, at a strike price of $37.50 per share. The stock appreciation rights grant the executive the right to receive, upon exercise of that right, an amount equal to the excess of the fair market value of the Company's common stock on the date of use over the exercise price of the rights. At the discretion of the Compensation and Benefits Committee, this amount may be paid in cash, stock or a combination thereof.

                   COMPENSATION AND BENEFITS COMMITTEE REPORT

      The Compensation and Benefits Committee has reviewed and discussed with management the Compensation Discussion and Analysis that is required by the rules established by the Securities and Exchange Commission. Based on such review and discussions, the Compensation and Benefits Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement. See "Compensation Discussion and Analysis."

          COMPENSATION AND BENEFITS COMMITTEE OF THE BOARD OF DIRECTORS
                    OF PENSECO FINANCIAL SERVICES CORPORATION

                       Robert W. Naismith, Ph.D., Chairman
                                 Edwin J. Butler
                                James G. Keisling
                                 P. Frank Kozik
                                 Emily S. Perry

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following table sets forth information for the year ended December 31, 2008 concerning the compensation of our principal executive officer, principal financial officer and the Company's other three most highly compensated executive officers (or executive officers of its subsidiaries) whose compensation was $100,000 or more and who were serving as such on December 31, 2008 for services in all capacities to the Company and its subsidiaries. No named executive officers received perquisites in excess of $10,000 during the year ended December 31, 2008.

                                                                  CHANGE IN
                                                                 PENSION VALUE
                                                               AND NONQUALIFIED
                                                                   DEFERRED
                                                      STOCK     COMPENSATION     ALL OTHER
     NAME AND                    SALARY     BONUS     AWARDS      EARNINGS     COMPENSATION
PRINCIPAL POSITION      YEAR      ($)       ($)(1)    ($)(2)       ($)(3)        ($)(4)        TOTAL($)
------------------------------------------------------------------------------------------------------------
Craig W. Best           2008     235,887    58,800    14,168         7,093      13,800          329,748
President and           2007     237,444    60,409     9,350        28,835       5,276          341,314
Chief Executive         2006     228,367    45,673       --         11,333       4,870          290,243
Officer

Patrick Scanlon         2008     104,599    10,601       --         8,734       40,785          164,719
Senior Vice             2007     101,570    13,168       --        26,817        2,631          144,186
President and           2006      94,700    10,640       --         9,951        2,096          117,387
Controller

Richard E. Grimm        2008     176,576    11,764       --        34,019       97,491          319,850
Executive Vice          2007     172,127    13,718       --        85,314        4,300          275,459
President,              2006     165,439    11,246       --        38,398        3,712          218,795
Credit Division
Head

Andrew A. Kettel,       2008     121,858    35,000       --        23,410       53,050          233,318
Jr. Executive           2007     118,218    39,861       --        50,093        2,857          211,029
Vice President,         2006     104,849     3,616       --        14,882        2,358          125,705
Private Banking
Division Head

Stanley H. Cohen(5)     2008     154,670     7,752       --            --        9,384          171,806
Senior Vice President,  2007      95,735    15,000       --            --           --          110,735
Retail Division         2006          --        --       --            --           --               --
Head

---------------------
(1) Represents the dollar value of cash bonuses earned during the fiscal year.
(2) Reflects the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123(R) of stock appreciation rights awarded to Mr. Best in 2006 and 2008, using the Black-Scholes pricing model. For further information on the assumptions used to compute fair value, see note 14 to the consolidated financial statements included in the Company's Annual Report on Form 10-K.
(3) Represents the aggregate change in the actuarial present value of accumulated benefits under all defined benefit and actuarial pension plans from the plan measurement date used for financial statement reporting purposes with respect to the prior completed fiscal year to the plan measurement date used for financial statement reporting purposes with respect to the covered fiscal year.
(4) Details of the amounts reported in the "All Other Compensation" column for 2008 are provided in the table below:

                                  MR. BEST     MR. SCANLON     MR. GRIMM     MR. KETTEL     MR. COHEN
                                ------------------------------------------------------------------------
    Employer Match 401(k)
      Profit Sharing Safe         $ 6,900       $ 9,967        $16,316        $13,101        $ 4,294
    Safe Harbor                     6,900         3,533          5,709          4,852          5,090
    Supplemental Retirement
      Benefit (401(k))                 --         7,066         11,418          9,703             --
    Supplemental Retirement
      Benefit (Deferred
      Compensation)                    --        20,219         64,048         25,394             --

(5) Mr. Cohen was hired by the Company on May 7, 2007. Accordingly, no compensation information is available for the fiscal year ended December 31, 2006.

EMPLOYMENT AGREEMENT

      The Company and the Bank jointly maintain a three-year employment agreement with Craig W. Best, President and Chief Executive Officer. The Company and the Bank entered into the employment agreement, effective as of January 2, 2006, to help ensure a stable and competent management base and encourage the continued success of the Company and the Bank.

      The term of the employment agreement renews automatically on each anniversary of the effective date for an additional one-year period, unless either party provides at least 30 days' notice of non-renewal. The executive's current base salary is $241,638; the Bank's Board of Directors will review his performance each year and make salary adjustments accordingly. In addition to base salary, the employment agreement provides for an annual bonus of up to 20% of base salary, based upon the attainment of performance goals mutually agreed upon by the executive and the Bank's Board of Directors each year. The employment agreement also provides that the executive may participate in current or future employee benefit programs, including stock-based and long-term incentive compensation plans and a supplemental executive pension plan, and for the purchase of term life insurance with a death benefit of $500,000 payable upon the executive's death. Under the agreement, the Company provides the executive with the use of an automobile, along with reasonable insurance and maintenance costs, as well as reimbursement for country and dining club memberships and reasonable business expenses. The Company also agrees to indemnify the executive to the fullest extent legally allowable.

      Under the employment agreement, the executive agrees to maintain the confidentiality of non-public information and trade secrets learned during the course of employment and further agrees that the Company and the Bank maintain ownership over his work product (as defined in the agreement). In addition, for a period of 12 months following termination of employment for any reason, the executive agrees that he will not: (1) solicit customers, potential customers or suppliers for or on behalf of a competing business (as defined under the agreement); (2) recruit employees of the Bank or Company for a competing business; or (3) serve as a director, officer, employee or investor in a competing business.

      See "Other Potential Post-Termination Benefits" for a discussion of the benefits and payments Mr. Best may receive under his employment agreement upon his termination of employment.

GRANTS OF PLAN-BASED AWARDS

      The following table provides information concerning grants of plan-based awards made to our named executive officers during the year ended December 31, 2008.


                                                PER SHARE      GRANT DATE
                                 NUMBER OF     EXERCISE OR    FAIR VALUE OF
                                 SHARES OF     BASE PRICE       STOCK AND
                                 STOCK OR       OF OPTION     OPTION AWARDS
     NAME          GRANT DATE    UNITS (1)       AWARDS            (2)
---------------    ----------    ---------     -----------    --------------
Craig W. Best      2/29/2008       8,500           $37.50       $53,310

---------------------
(1) Represents 8,500 stock appreciation rights, which vest annually at a rate of 1,700 per year over a five year period. (2) Reflects the grant date fair value dollar amount computed in accordance with FAS
    123(R), using the Black-Scholes pricing model. For further information on the assumptions used to compute fair value, see note 14 to the consolidated financial statements included in the Company's Annual Report on Form 10-K.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

      The following table sets forth information concerning equity awards outstanding as of December 31, 2008.


                     NUMBER OF          NUMBER OF
                     SECURITIES         SECURITIES
                     UNDERLYING        UNDERLYING
                    UNEXERCISED       UNEXERCISED
                      OPTIONS           OPTIONS          OPTION EXERCISE          OPTION
    NAME           EXERCISABLE(1)     UNEXERCISABLE(1)        PRICE          EXPIRATION DATE
---------------    --------------    -----------------   ---------------     ---------------
Craig W. Best             --               8,500            $37.50              02/28/2018
                       4,000               6,000             43.00              01/02/2016


---------------------
(1) Represents outstanding stock appreciation rights. Mr. Best was awarded 10,000 stock appreciation rights on January 2, 2006, which vest annually at a rate of 2,000 per year over a five year period. Mr. Best was also awarded 8,500 stock appreciation rights on February 29, 2008, which vest annually at a rate of 1,700 per year over a five year period.

PENSION BENEFITS

      The following table sets forth information concerning our plans that provide for payments or other benefits at, following, or in connection with, retirement for each of the named executive officers.

                                                     NUMBER                   PAYMENT
                                                    OF YEARS      PRESENT      DURING
                                                      OF         VALUE OF      LAST
                                                    CREDITED    ACCUMULATED    FISCAL
                                                    SERVICE      BENEFIT       YEAR
      NAME                      PLAN NAME           (#) (1)      ($) (2)      ($) (3)
------------------       ------------------------  ----------  -----------  ---------
Craig W. Best            Employees Pension Plan        3         32,756         --
Patrick Scanlon          Employees Pension Plan       34        144,060         --
Richard E. Grimm         Employees Pension Plan       30        497,910         --
Andrew A. Kettel, Jr.    Employees Pension Plan       38        370,008         --
Stanley H. Cohen         Employees Pension Plan        0             --         --

--------------------
(1) Represents the number of years of service credited to the executive officer under the plan, computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to the registrant's audited financial statements for the last completed fiscal year.
(2) Reflects the actuarial present value of the named executive officer's accumulated benefit under the plan(s), computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to the registrant's audited financial statements for the last completed fiscal year.
(3) Represents the dollar amount of any payments and benefits paid to the named executive officer during the registrant's last completed fiscal year.

      The information in the foregoing table relates to the Bank's qualified defined benefit retirement plan (the "Pension Plan") for its employees and officers and the Supplemental Benefit Plan Agreement with Mr. Best (the "Excess Benefit Plan"). The information in the table has been determined using interest rate and mortality rate assumptions consistent with those used in the Company's financial statements. Executive officers of the Bank participate in the Pension Plan on the same basis as all other employees and receive only those benefits that are available to all other employees. Directors who are not employees are not included in the Pension Plan. In 2008, the Bank contributed $100,000 to the Pension Plan.

NON-QUALIFIED DEFERRED COMPENSATION

      The following table sets forth non-qualified deferred compensation contributions during the year ended December 31, 2008.

                          EXECUTIVE           COMPANY
                        CONTRIBUTIONS     CONTRIBUTIONS IN     AGGREGATE EARNINGS     AGGREGATE BALANCE AT
      NAME                IN 2008 ($)        2008 ($)(1)            IN 2008 ($)       DECEMBER 31, 2008 ($)
---------------------   -------------     ----------------     ------------------     ---------------------
Craig W. Best (2)              --                  --                  211 (3)                1,243
Craig W. Best (4)           9,112                  --                   --                    9,112
Patrick Scanlon                --              20,219                   --                   20,219
Richard E. Grimm               --              64,048                   --                   64,048
Andrew A. Kettel, Jr.          --              25,394                   --                   25,394
Stanley H. Cohen               --                  --                   --                       --

----------------------------
(1) The Company contributions are included in "All Other Compensation" in the Summary Compensation Table set forth above.
(2) Represents contributions made pursuant to the Excess Benefit Plan. (3) Represents an increase in accrued benefits. (4) Represents contributions made pursuant to the Deferred Compensation Plan. Executive contributions are included in "Salary" in the Summary Compensation Table set forth above.

      SUPPLEMENTAL BENEFIT PLAN AGREEMENT. The Bank maintains the Penn
Security Bank and Trust Company Excess Benefit Plan (the "Excess Benefit Plan") for Craig W. Best, originally adopted as of January 3, 2006. The purpose of the plan is to grant additional benefits in excess of those accrued in the 401(k) Profit Sharing Plan due to the limit on compensation contained in Section 401(a)(17) of the Code. The Excess Benefit Plan is intended to be an unfunded excess benefit plan under Section 201(2) of ERISA. The plan provides Mr. Best with benefits in an amount which is equivalent to the excess, if any, of the amount he would have been entitled to receive under the 401(k) Profit Sharing Plan for each plan year, if the provisions of the 401(k) Profit Sharing Plan were administered without regard to the limitations required by Section 401(a)(17) of the Code and any regulations thereunder, over the amount he is entitled to receive under the 401(k) Profit Sharing Plan for such plan year.

      The benefit described above is to be computed as of the date of Mr.
Best's separation from service. The accrued benefit will become payable if Mr. Best separates from service with the Bank for any reason. If a change in control of the Bank (as defined in the Excess Benefit Plan) occurs, the accrued benefit at the date of the change in control shall be valued and payable according to the provisions set forth below as if the change in control constituted a separation from service.

      Mr. Best, or his beneficiaries, will be entitled to receive, by virtue of his separation from service, a distribution in an aggregate amount equal to his accrued benefit. The actuarial equivalent of his accrued benefit will be distributed in a single lump sum payment within five days following the date that is six months after the date Mr. Best separates from service.

      If Mr. Best dies before terminating his employment with the Bank and before the commencement of payments under the Excess Benefit Plan, the actuarial equivalent of the entire value of his accrued benefit will be paid, in a single lump sum, within sixty days following the date of his death, to his designated beneficiaries.

      If Mr. Best's employment had terminated on December 31, 2008, his accrued benefit under the Excess Benefit Plan would have been $1,243.

      EXECUTIVE DEFERRED COMPENSATION PLAN. During 2008, the Company established an Executive Deferred Compensation Plan for the benefit of Mr. Best and a select group of executives who were adversely impacted by the freezing of the Company's Pension Plan and establishment of the 401(k) Profit Sharing Plan. The Executive Deferred Compensation Plan is an unfunded arrangement for the benefit of participants.

OTHER POTENTIAL POST-TERMINATION BENEFITS

      PAYMENTS MADE UPON TERMINATION FOR CAUSE. Under Mr. Best's employment agreement, the Bank and the Company may terminate Mr. Best's employment for cause (as defined in the agreement) at any time. If Mr. Best is terminated for cause, Mr. Best will receive only accrued compensation and vested benefits through his termination date.

      PAYMENTS MADE UPON TERMINATION WITHOUT CAUSE OR FOR GOOD REASON. Pursuant to his employment agreement, upon voluntary termination by Mr. Best without good reason (as defined in the employment agreement), Mr. Best will receive only accrued compensation and vested benefits through his termination date. Upon involuntary termination by the Company without cause or voluntary termination by Mr. Best with good reason (i.e., constructive termination), Mr. Best will receive his accrued compensation and other benefits through his termination date, along with a severance payment equal to 12 months of continued base salary, payment of health insurance premiums for 12 months (for executive and his dependents) and $30,000 in outplacement assistance to be paid by the Company to a firm selected by Mr. Best. If the Company terminated Mr. Best's employment without cause on December 31, 2008, the severance payment due under the employment agreement (based solely on Mr. Best's then current cash compensation, without regard to future base salary adjustments or bonuses) would have been $275,266.

      PAYMENTS MADE UPON DISABILITY OR DEATH. Mr. Best's employment agreement provides that, upon termination due to his death or disability, Mr. Best will receive only accrued compensation and vested benefits through his termination date.

      PAYMENTS MADE UPON A CHANGE IN CONTROL. In accordance with the terms of his employment agreement, if the Company terminates Mr. Best without cause or Mr. Best terminates for good reason within 12 months of a change in control, he will receive, in addition to previously accrued compensation and benefits, a severance payment equal to 24 months of base salary, 24 months of health insurance continuation, and $30,000 in outplacement assistance. In addition, Mr. Best will immediately vest in all outstanding stock-based compensation awards upon termination in connection with a change in control.

      Generally, under Section 280G of the Internal Revenue Code, severance payments made in connection with a change in control that equal or exceed three times an executive's average annual compensation over the five preceding tax years (or period of employment, if less) are considered "excess parachute payments." Amounts that exceed the Section 280G limit are subject to an excise tax payable by Mr. Best and are non-deductible by the Company. The employment agreement limits payments to Mr. Best to an amount that will not exceed his
Section 280G limit under the Internal Revenue Code.

      If a change in control had occurred at December 31, 2008, the severance payment due to Mr. Best under his employment agreement (based solely on Mr. Best's then current cash compensation, without regard to future base salary adjustments or bonuses) would have been $520,532 and 6,000 unvested stock appreciation rights with a per share exercise price of $43.00 and 8,500 unvested stock appreciation rights with a per share exercise price of $37.50 would have become fully vested. The closing market price of the Company's common stock on December 31, 2008 was $36.74 per share.

         OTHER INFORMATION RELATING TO DIRECTORS AND EXECUTIVE OFFICERS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of our common stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish us with copies of all Section 16(a) reports they file.

      Based solely on our review of the copies of the reports we have received and written representations provided to us from the individuals required to file the reports, we believe that (i) we have no 10% shareholders and (ii) each of our executive officers and directors has complied with applicable reporting requirements for transactions in our common stock during the year ended December 31, 2008.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Sarbanes-Oxley Act of 2002 generally prohibits loans by the Company to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by the Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public. Notwithstanding this rule, federal regulations permit the Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee.

      The Audit Committee of the Board of Directors periodically reviews a summary of the Company's transactions with directors and executive officers of the Company and with firms that employ directors, as well as other related person transactions, to recommend to the disinterested members of the Board of Directors that the transactions are fair, reasonable and with Company policy and should be ratified and approved. Besides including such requirement in the Audit Committee Charter, the Company does not maintain written policies or procedures for the review, approval or ratification of certain transactions with related persons. However, in accordance with banking regulations, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans made to such person and his or her related interests exceed the greater of $25,000 or 5% of the Company's capital and surplus (up to a maximum of $500,000) and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors.

      At December 31, 2008, certain of the Company's directors, nominees, and executive officers or their associates had outstanding loans or commitments from Penn Security Bank and Trust Company. These transactions were made in the ordinary course of the Bank's business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and do not involve more than the normal risk of collectability or present other unfavorable features.

COMPENSATION AND BENEFITS COMMITTEE INTERLOCKS AND INSIDER PARTICIPANTS

      Directors Edwin J. Butler, James G. Keisling, P. Frank Kozik, Robert W. Naismith and Emily S. Perry served as members of the Compensation and Benefits Committee during 2008. Except for Mr. Butler, who retired his position as Executive Vice President and Cashier of the Bank in September 1991, no member of the Compensation and Benefits Committee has ever served as an officer or employee of the Company or its subsidiaries. There are no compensation committee interlocks between the Company or its subsidiaries and any other entity involving the Company or its subsidiaries or any such entity's executive officers or Board members. The Bank has made, and expects to continue to make in the future, loans to the Company's directors, including members of the Compensation and Benefits Committee, and their family members and to firms, corporations and other entities in which they and their family members maintain interests. For more information, see "--Certain Relationships and Related Transactions."

            NOMINATING AND CORPORATE GOVERNANCE COMMITTEE PROCEDURES

GENERAL

      It is the policy of the Nominating and Corporate Governance Committee of the Board of Directors to consider director candidates recommended by shareholders who appear to be qualified to serve on our Board of Directors. The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors. In order to avoid the unnecessary use of the Nominating and Corporate Governance Committee's resources, the Nominating and Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

PROCEDURES TO BE FOLLOWED BY SHAREHOLDERS

      A shareholder who proposes to nominate an individual for election to the Board of Directors at an annual meeting must deliver a written notice to the Secretary of the Company within the times frames set forth under "Submission of Business Proposals and Shareholder Nominees" which includes:

      1. The name and address of the person recommended as a director candidate;

      2. All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

      3. The written consent of the person being recommended as a director candidate to be named in the proxy statement as a nominee and to serve as a director if elected;

      4. The name and address of the shareholder giving the notice, as it appears on our books;

      5. The name and address of the beneficial owner, if any, on whose behalf the nomination is being made;

      6. The class and number of shares owned beneficially and of record by such shareholder and such beneficial owner and a representation that such shareholder and beneficial owner intend to appear in person or by proxy at the meeting;

      7. If the recommending shareholder is not a shareholder of record, a statement from the record holder verifying the holdings of the shareholder and a statement from the recommending shareholder of the length of time that the shares have been held;

      8. A statement from the shareholder as to whether the shareholder has a good faith intention to continue to hold the reported shares through the date of the meeting; and

      9. A statement from the recommending shareholder supporting its view that the proposed nominee possesses the minimum qualifications for nominees (if any) and describing the contributions that the nominee would be expected to make to the Board and to the governance of Penseco.

      Of those persons who are nominated by a shareholder only those nominated in accordance with these procedures shall be eligible for election as directors at the annual meeting.

PROCESS FOR IDENTIFYING AND EVALUATING NOMINEES

      The process the Nominating and Corporate Governance Committee follows when it identifies and evaluates individuals to be nominated for election to the Board of Directors is as follows:

      IDENTIFICATION. For purposes of identifying nominees for the Board of Directors, the Nominating and Corporate Governance Committee relies on personal contacts of the Committee and other members of the Board of Directors as well as its knowledge of members of the Bank's local communities. The Nominating and Corporate Governance Committee will also consider director candidates recommended by shareholders in accordance with the policy and procedures set forth above. The Nominating and Corporate Governance Committee may use an independent search firm in identifying nominees.

      EVALUATION. In evaluating potential nominees, the Nominating and Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above. In addition, the Nominating and Corporate Governance Committee will conduct a check of the individual's background and may interview the candidate. Candidates proposed by shareholders are considered under the same criteria except that the Committee may also consider the size and duration of the equity interest of the recommending shareholder in Penseco and the extent to which the recommending shareholder intends to continue holding this interest.

MINIMUM QUALIFICATIONS

      The Nominating and Corporate Governance Committee has not adopted a specific set of minimum qualifications that must be met by nominees. Nominees are selected on the basis of their integrity, experience, achievements, judgment, intelligence, personal character and capacity to make independent analytical inquiries, ability and willingness to devote adequate time to Board duties and the likelihood of being able to serve on the Board for a sustained period. Consideration is also given to the Board's overall balance of diversity of perspectives, backgrounds and experiences. The Committee also considers factors such as global experience, experience as a director of a public company and knowledge of relevant industries.

      In addition, prior to nominating an existing director for re-election to the Board of Directors, the Committee will consider and review an existing director's Board and committee performance and his or her satisfaction of any minimum qualifications established by the Committee.

          SUBMISSION OF BUSINESS PROPOSALS AND SHAREHOLDER NOMINATIONS

      We must receive proposals that shareholders seek to include in the Proxy Statement for our next annual meeting no later than December 4, 2009. If next year's annual meeting is held on a date more than 30 calendar days from May 5, 2010, a shareholder proposal must be received by a reasonable time before we begin to print and mail our proxy solicitation for such annual meeting. Any shareholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

      The Company's bylaws provide that, in order for a shareholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a shareholder must deliver notice of such nominations and/or proposals to the Corporate Secretary not less than 60 days nor more than 90 days prior to May 5, 2010. However, if the date of the Company's annual meeting is more than 30 days before or more than 60 days prior to May 5, 2010, notice must be received not less than 60 days nor more than 90 days prior to the annual meeting date or no later than 15 days after public announcement of the date of the annual meeting. A copy of the bylaws may be obtained from the Company.

                           SHAREHOLDER COMMUNICATIONS

      In order to provide our shareholders and other stakeholders with a direct and open means of communication to the Board of Directors, the Board has adopted the following procedures for communications to our Board of Directors or individual directors.

      o Shareholders and other interested persons may communicate with the Board or the non-management Directors as a group by writing to the Chairman of the Board, c/o Penseco Financial Services Corporation, 150 North Washington Avenue, Scranton, Pennsylvania 18503. The correspondence should specify the intended recipient.

      o All communications received in accordance with these procedures will be reviewed initially by the Chairman of the Board, who will relay all such communications to the appropriate director or directors unless the Chairman of the Board determines that the communication:

      o Does not relate to our business or affairs or the functioning or constitution of the Board or any of its committees;

      o Relates to routine or insignificant matters that do not warrant the attention of the Board;

      o Is an advertisement or other commercial solicitation or communication; is frivolous or offensive; or

      o   Is otherwise inappropriate for delivery to directors.

      The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made through the Chairman of the Board and only in accordance with our policies and procedures and applicable laws and regulations relating to the disclosure of information.

                                  MISCELLANEOUS

      We will pay the cost of this proxy solicitation. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of our common stock. In addition to soliciting proxies by mail, our directors, officers and regular employees may solicit proxies personally, by email or by telephone without receiving additional compensation.

      Our Annual Report to Shareholders has been mailed to persons who were shareholders as of the close of business on February 27, 2009. Any shareholder who has not received a copy of the Annual Report may obtain a copy by writing to the Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated in this Proxy Statement by reference.

      If you and others who share your address own shares in street name, your broker or other holder of record may be sending only one Annual Report and Proxy Statement to your address. This practice, known as "householding," is designed to reduce our printing and postage costs. However, if a shareholder residing at such an address wishes to receive a separate Annual Report or Proxy Statement in the future, he or she should contact the broker or other holder of record. If you own your shares in street name and are receiving multiple copies of our Annual Report and Proxy Statement, you can request householding by contacting your broker or other holder of record.

      Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

                                    BY ORDER OF THE BOARD OF DIRECTORS


                                    /s/ Craig W. Best

                                    Craig W. Best
                                    President and Chief Executive Officer

April 6, 2009
Scranton, Pennsylvania

                                 REVOCABLE PROXY

                     PENSECO FINANCIAL SERVICES CORPORATION

         IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
              FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 5, 2009

      The enclosed proxy statement and the Company's 2008 Annual Report to Shareholders are available at http://www.cfpproxy.com/6609.
                              ----------------------------

      On this website, the Company also posts the Company's 2008 Annual Report on Form 10-K, as filed with the U.S. Securities and Exchange Commission, including the Company's 2008 audited consolidated financial statements.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                     PENSECO FINANCIAL SERVICES CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS
                                   MAY 5, 2009

The shareholder(s) hereby appoint(s) Richard C. Kunkle and Mark D. Young, or either of them, as proxies, each with the power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Penseco Financial Services Corporation that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 2:00 p.m., Eastern Time on May 5, 2009, at the Hilton Scranton and Conference Center, 100 Adams Avenue, Scranton, Pennsylvania, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

  THIS PROXY MAY BE REVOKED BY YOU AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL
                                     MEETING


      PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE
                             ENCLOSED REPLY ENVELOPE

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                     PENSECO FINANCIAL SERVICES CORPORATION
                            150 N. WASHINGTON AVENUE
                               SCRANTON, PA 18503


               THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS

VOTE ON DIRECTORS

                                           FOR     WITHHOLD   FOR ALL
                                           ALL        ALL      EXCEPT
  1. To elect as directors of Class of
     2013 the nominees listed below.

                                           /_/        /_/       /_/
        NOMINEES:
        01)   Richard E. Grimm
        02)   James B. Nicholas
        03)   Sandra C. Phillips
        04)   Robert J. Mellow


     To elect as directors of Class of
     2012 the nominees listed below:
        05)   Joseph G. Cesare, M.D.

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

--------------------------------------------------------------------------------

VOTE ON PROPOSALS

                                                   FOR    AGAINST   ABSTAIN

   2.   The amendment of the Company's             /_/      /_/       /_/
        Bylaws to (i) provide that the
        number of Company director
        shall be fixed from time to
        time by resolution of the
        Board of Directors; (ii)
        eliminate the restriction that
        the Company's Board of
        Directors cannot increase the
        size of the Board by more than
        two directors in any one year;
        and (iii) provide that
        directors appointed to fill a
        newly created vacancy on the
        Board of Directors may serve
        until the remainder of the
        term to which they are
        appointed rather than until
        the next annul meeting of
        shareholders.


                                                   FOR    AGAINST   ABSTAIN

   3.   The ratification of the appointment        /_/      /_/       /_/
        of McGrail Merkel Quinn and
        Associates as independent auditors
        for the year ending December 31,
        2009.

This proxy is revocable prior to its exercise. The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL. If any other matters properly come before the meeting, or if cumulative voting is required, the persons named in this proxy will vote in their discretion.

Please indicate if you plan to attend this meeting.          /_/



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Signature                 Date                  Signature                 Date